Exhibit 99.1

Willis Towers Watson to acquire TRANZACT

Acquisition will accelerate direct-to-consumer strategy and ability to target the entire Medicare market of approximately 50 million lives

ARLINGTON, VA, March 31, 2019 — Willis Towers Watson (NASDAQ: WLTW), a leading global advisory, broking and solutions company, announced today the acquisition of TRANZACT, a direct-to-consumer health care organization that links individuals to U.S. insurance carriers. TRANZACT was acquired by its current majority owner, a Clayton, Dubilier & Rice (CD&R) fund, in 2016. TRANZACT will operate as an integral part of Willis Towers Watson’s Benefits Delivery and Administration (BDA) business, which focuses on the development and delivery of administrative solutions for employers, employees and retirees.

As one of the leading players in the direct-to-consumer health care space, TRANZACT employs approximately 1,300 individuals, including 850 licensed agents. TRANZACT combines digital marketing, sales and data science expertise to connect individuals to leading U.S. insurance carriers. TRANZACT currently markets a wide breadth of products including Medicare Advantage, Medicare Supplement, Prescription Drug Plan (PDP) and an array of ancillary products including dental, vision, life and indemnity.

John Haley, CEO of Willis Towers Watson, said, “We are delighted to announce the acquisition of TRANZACT which represents a significant growth opportunity in the direct-to-consumer U.S. health care space and speaks to Willis Towers Watson’s renewed focus on strategic M&A opportunities. This deal will accelerate our direct-to-consumer strategy and help create an end-to-end consumer acquisition platform.”

David Graf, CEO of TRANZACT, said, “We believe joining our complementary strengths and strategies will greatly benefit TRANZACT’s carriers and consumers. The powerful combination of our technology-driven, direct-to-consumer solutions and Willis Towers Watson’s scale, leading infrastructure and participant engagement capabilities creates a unique and differentiated capability in the marketplace.”

“Under a strong leadership team, TRANZACT has built a world class lead generation capability underpinned by cutting edge technology and analytics,” said Russ Fradin, CD&R Operating Partner and Chairman of TRANZACT. “We see a bright future for TRANZACT and its valued consumers as part of Willis Towers Watson. The CD&R team looks forward to working closely with Willis Towers Watson to help with integration and growth through 2020.”

Gene Wickes, Head of Willis Towers Watson’s BDA segment, said, “Reaching consumers directly will significantly advance our overall growth strategy. Willis Towers Watson will now have access to an additional 35 million retirees and growing through direct-to-consumer channels and will be able to serve a diverse market that is growing at approximately 10,000 lives per day.”

Financial Terms
The total purchase price is $1.2 billion in closing consideration, with an additional potential earn-out of up to $200 million payable in either cash or stock in 2021 if certain financial targets are achieved. The total purchase price includes $1.1 billion of cash consideration and $100 million of cash or stock consideration payable at close. Upon closing, the transaction is expected to be immediately accretive to Willis Towers Watson on an adjusted earnings per share basis.

Transaction Details
Willis Towers Watson has committed term loan financing from BofA Merrill Lynch to complete the transaction. The transaction is expected to close in the third quarter of 2019.

The transaction is subject to customary closing conditions and regulatory review and approvals, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act.

Advisors
BofA Merrill Lynch is acting as financial advisor and Weil, Gotshal & Manges LLP as legal advisor to Willis Towers Watson. J.P. Morgan Securities LLC is acting as financial advisor and Debevoise & Plimpton LLP as legal advisor to TRANZACT and CD&R.

Conference Call
More information will be provided on an analyst call on Monday, April 1 at 10:00 a.m. Eastern Time. The live broadcast will be available online at the investors section of www.willistowerswatson.com.

An online replay will be available shortly after the call. A telephonic replay of the call will also be available for 24 hours at +1 404 537 3406, conference ID 8287188.

About Willis Towers Watson
Willis Towers Watson (NASDAQ: WLTW) is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. With roots dating to 1828, Willis Towers Watson has over 45,000 employees serving more than 140 countries and markets. We design and deliver solutions that manage risk, optimize benefits, cultivate talent, and expand the power of capital to protect and strengthen institutions and individuals. Our unique perspective allows us to see the critical intersections between talent, assets and ideas — the dynamic formula that drives business performance. Together, we unlock potential.

About TRANZACT
TRANZACT is a provider of comprehensive, direct-to-consumer sales and marketing solutions for leading insurance carriers in the United States. They leverage digital, data and direct marketing solutions to deliver qualified leads, fully-provisioned sales and robust customer management systems to brands seeking to acquire and manage large numbers of consumers.

About Clayton, Dubilier & Rice
Clayton, Dubilier & Rice is a private investment firm with a strategy predicated on producing financial returns by building stronger, more profitable businesses. Since inception, CD&R has managed the investment of $28 billion in 84 businesses representing a broad range of industries with an aggregate transaction value of more than $125 billion. The Firm has offices in New York and London. For more information, visit cdr-inc.com

Forward Looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the benefits of the acquisition of TRANZACT to the Willis Towers Watson BDA business, including future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Willis Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained herein, including, but not limited to, the following: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory approvals and the satisfaction of other conditions to the consummation of the proposed transaction on the proposed terms and schedule; the ability of Willis Towers Watson to successfully integrate TRANZACT’s operations and employees and realize benefits, including the acceleration of our direct-to-consumer strategy at the times and to the extent anticipated; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business and political conditions, including changes in the financial markets; significant competition in the marketplace; and compliance with extensive government regulation.  Factors also include those described under “Risk Factors” in the company’s most recent 10-K filing and subsequent filings filed with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this release may not occur, and we caution you against relying on these forward-looking statements.

Media Contacts

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Investor Inquiries

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